UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2024

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

Departure of Jason Roswig

On January 5, 2024, Jason Roswig informed Skillz Inc. (the “Company”) of his decision to step down from his position as the President and Chief Financial Officer. Mr. Roswig has served in this role since August 8, 2022. Mr. Roswig’s decision to step down was due to personal reasons and not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Roswig has agreed to provide consulting and transition services to the Company for an interim period, the details of which will be disclosed in an amendment to this Current Report on Form 8-K. We thank Mr. Roswig for his dedicated service to the Company.

Appointment of New Chief Financial Officer

Effective January 8, 2024 (the “Effective Date”), Gaetano Franceschi, 51, will serve as the Chief Financial Officer of the Company. Mr. Franceschi previously served as the Senior Vice President and Head of Finance of Compass from March 2023 until December 2023, where he also served as the Vice President and Head of Finance from May 2021 to February 2023. Prior to Compass, a real estate technology company, Mr. Franceschi served as the CFO of Amazon Games from August 2019 until April 2021, and served as the CFO of Amazon Web Services Data Center General Services from April 2017 to July 2019. Prior to that, Mr. Franceschi served in a variety of positions at Citi from November 2011 to March 2017, including CFO of Corporate Real Estate, Global Head of FP&A Ops & Tech, and CFO of Global Re-engineering. Mr. Franceschi holds a Master’s in Business Administration from Columbia University and a Bachelor of Science in Industrial Engineering from Northwestern University.

Under an offer letter (the "Offer Letter") that Mr. Franceschi entered into with the Company and approved by the Compensation Committee of the Board of Directors (the “Board”) on January 5, 2024, he will be paid a salary of $400,000 per year. He will also be eligible to receive annual target incentive compensation of $400,000 (pro-rated for 2024), subject to achievement of certain performance goals. The Company will also grant Mr. Franceschi a restricted stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $400,000 which, subject to continuous service, will vest 100% on the date of Mr. Franceschi one year anniversary of the Effective Date (the “Incentive Award”). The Company will also grant Mr. Franceschi a performance stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $400,000 which will vest in one year, subject to achievement of certain performance goals (the “Performance Based Incentive Award”). The foregoing description of the Offer Letter is a summary only and is qualified in its entirety by reference to the full text of the Offer Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. Franceschi will be subject to the Executive Severance Plan, as described in the Company’s Proxy Statement, subject to execution of a customary participation agreement.

There are no family relationships between Mr. Franceschi and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Franceschi has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Franceschi and any other person pursuant to which Mr. Franceschi was appointed as an officer of the Company.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits.

10.1     Offer Letter, dated October 17, 2023, between Skillz Inc. and Gaetano Franceschi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Andrew Dahlinghaus
	Name:	Andrew Dahlinghaus
	Title:	General Counsel
Date: January 8, 2024